UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

MEDWELLAI, INC.
(Exact name of registrant as specified in charter)

Nevada	000-55681	82-1725385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Drew Street, Suite 3

Clearwater, FL 33765

(Address of principal executive offices) (Zip Code)

(813) 384-8480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2026, MedWellAI, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada. The Certificate of Amendment amends the Company’s previously filed Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock, which was originally filed on December 21, 2015 and corrected on November 7, 2016 (the “Certificate of Designation”). Pursuant to the Certificate of Amendment, the Company has increased the designated and authorized number of shares of Series B Convertible Preferred Stock from 1,000,000 to 1,500,000. Except as expressly amended by the Certificate of Amendment, the Certificate of Designation remains in full force and effect. The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation, Preferences, and Rights of Series B Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2026

MEDWELLAI, INC.

By:	/s/ Steve Rubakh
Steve Rubakh
Chief Executive Officer

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